Exhibit 99.1

INmune Bio, Inc. Announces Second Quarter 2020 Results and Provides Business Update

The company will host an earnings call: Today, August 5 at 4:30 PM ET

LA JOLLA, Calif., Aug. 05, 2020 (GLOBE NEWSWIRE) -- INmune Bio, Inc. (NASDAQ: INMB) (the “Company”), an immunology company developing treatments that harness the patient’s innate immune system to fight disease today reported its financial results for the second quarter ended June 30, 2020 and is providing a business update. INmune Bio will hold a conference call today at 4:30 PM Eastern Time. To participate in the call, please dial 415-226-5355 five minutes before the scheduled time.

“In the second quarter, and year to date, INmune Bio continued to progress forward with both of our clinical platforms,” stated RJ Tesi, M.D., Chief Executive Officer of INmune Bio. “We announced interim Phase Ib data demonstrating that our Alzheimer’s Disease candidate, XPro1595, can reduce neuroinflammation. Our progress with XPro1595 supports our overall strategy to create platforms of therapeutics, based on reducing inflammation by targeting the innate immune system to fight disease.  We are planning a number of programs employing this approach in NASH, MUC4 expressing HER2+ cancer, ALS and complications of cytokine storm caused by COVID-19.  With the Natural Killer Priming platform, we anticipate INKmune™ Phase I in high-risk MDS to start the second half of this year.”

Q2 2020 and Recent Corporate Highlights

DN-TNF Platform Highlights:

●	Announced interim Phase Ib data demonstrating that XPro1595 decreases neuroinflammation in patients with Alzheimer’s Disease - XPro1595 reduced neuroinflammation by 40.6% in a white matter tract important for learning and memory.

●	Announced combination therapy of Lapatinib with INB03 may be used to overcome resistance to trastuzumab in women with MUC4+/HER2+ breast cancer. This work was presented at the AACR 2020 by Dr. Roxana Schillaci and may form the basis for a Phase II program in patients with MUC4 expressing HER2+ cancer.

●	Initiated a clinical program to test targeting soluble TNF (Quellor™), one of the key components of the cytokine storm, using our TNF Inhibitor (DN-TNF) Platform to prevent complications of COVID-19 infection.

●	Frontiers in Oncology published an invited entitled Tumor Necrosis Factor α Blockade: an Opportunity to Tackle Breast Cancer by Prof. Roxana Schillaci, a leader in the field of TNF in cancer.

NK Priming Platform Highlights:

●	Received regulatory clearance from UK MHRA to initiate a Phase I Trial of INKmune in patients with high-risk MDS - study will be the first-in man trial for INKmune – a novel therapy to prime the patient’s own NK cells to attack their cancer.

●	Announced allowance of U.S. Patent covering method for treating cancer by in-vivo priming of natural killer cells.

●	Received notice of allowance in counterpart patent in Australia covering method for treating cancer by in-vivo priming of natural killer cells.

●	Announced publication of a review article: Killers at the crossroads: The use of innate immune cells in adoptive cellular therapy of cancer in the journal Stem Cells Translational Medicine by Prof. Mark Lowdell, Co-Founder and CSO of INmune Bio, Inc. The article reviews the potential of harnessing cells of the innate immune system to treat cancer.

Financial Highlights:

●	Closed a $25 million gross proceeds public offering of common stock, including full exercise of Underwriters’ Over-Allotment Option resulting in net proceeds of approximately $23.1 million after deducting underwriting discounts and commissions and other offering expenses payable by the Company.

Upcoming Milestones:

●	Report additional data on Phase 1b XPro1595 in Alzheimer’s Disease in 2H 2020.

●	Enroll first patient in Phase II Quellor™ program, targeting COVID-19 patients with immune mediated complications from COVID-19.

●	Enroll first patient in Phase I INKmune™ in High Risk MDS cancer, expected 2H20.

●	Enroll first patient in Phase I INKmune™ in Ovarian cancer, expected mid-2021.

Financial Results for the Second Quarter Ended June 30, 2020:

Net loss attributable to common stockholders for the second quarter ended June 30, 2020 was $2.1 million, compared to $0.4 million for the quarter ended June 30, 2019.

Research and development expense totaled approximately $0.9 million for the second quarter ended June 30, 2020, compared to approximately $0.6 million during the second quarter ended June 30, 2019.

General and administrative expense was approximately $1.2 million for the quarter ended June 30, 2020, compared to approximately $1.3 million during the second quarter ended June 30, 2019.

As of June 30, 2020, the Company had cash and cash equivalents of approximately $4.8 million with no debt. Subsequent to the quarter end, INmune Bio closed a $25 million gross proceeds public offering of common stock resulting in net proceeds of approximately $23.1 million after deducting underwriting discounts and commissions and other offering expenses payable by the Company.

As of August 5, 2020, the Company had approximately 13.4 million common shares outstanding.

Earnings Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: August 5, 2020
Time: 4:30 PM Eastern Time
Participant Dial-in: 1-415-226-5355

About INmune Bio, Inc.

INmune Bio, Inc. is a publicly traded (NASDAQ: INMB), clinical-stage biotechnology company focused on developing treatments that target the innate immune system to fight disease. INmune Bio has two product platforms.  The DN-TNF product platform utilizes dominant-negative technology to selectively neutralize soluble TNF, a key driver of innate immune dysfunction and mechanistic target of many diseases. DN-TNF is currently being developed for COVID-19 complications (Quellor™), cancer (INB03™), Alzheimer’s (XPro595), and NASH (LIVNate™). The Natural Killer Cell Priming Platform includes INKmune™ aimed at priming the patient’s NK cells to eliminate minimal residual disease in patients with cancer.  INmune Bio’s product platforms utilize a precision medicine approach for the treatment of a wide variety of hematologic malignancies, solid tumors and chronic inflammation. To learn more, please visit www.inmunebio.com.

Information about Forward-Looking Statements

Clinical trials are in early stages and there is no assurance that any specific outcome will be achieved. Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. INB03™, Quellor™, XPro1595, LIVNate™, and INKmune™ are still in clinical trials and have not been approved and there cannot be any assurance that they will be approved or that any specific results will be achieved. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the Company’s ability to produce more drug for clinical trials; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. These and other factors are identified and described in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s Current Reports on Form 8-K. The Company assumes no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this release.

INmune Bio Contact:
David Moss, CFO (858) 964-3720

DMoss@INmuneBio.com

Investor Contact:

James Carbonara (646) 755-7412

James@haydenir.com

The following table summarizes our results of operations for the periods indicated:

INMUNE BIO, INC.

CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2020	December 31, 2019

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,816,561	$6,995,525
Research and development tax credit receivable	1,044,843	568,139
Other tax receivable	155,000	77,225
Prepaid expenses	342,492	97,623
Prepaid expenses – related party	-	26,266

TOTAL CURRENT ASSETS	6,358,896	7,764,778

Operating lease – right of use asset – related party	174,649	191,543
Acquired in-process research and development intangible assets	16,514,000	16,514,000

TOTAL ASSETS	$23,047,545	$24,470,321

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$624,893	$401,989
Accounts payable and accrued liabilities – related parties	223,562	290,102
Deferred liabilities	361,842	-
Operating lease, current liability – related party	6,950	8,288
TOTAL CURRENT LIABILITIES	1,217,247	700,379

Long-term operating lease liability – related party	145,430	160,164
TOTAL LIABILITIES	1,362,677	860,543

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 200,000,000 shares authorized, 10,897,630 and 10,770,948 shares issued and outstanding, respectively	10,898	10,771
Additional paid-in capital	47,068,236	44,833,703
Common stock issuable	50,000	50,000
Accumulated other comprehensive loss	10,126	(8,515)
Accumulated deficit	(25,454,392)	(21,276,181)

TOTAL STOCKHOLDERS’ EQUITY	21,684,868	23,609,778

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$23,047,545	$24,470,321

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
REVENUE	$-	$-	$-	$-

OPERATING EXPENSES
General and administrative	1,204,366	1,335,727	2,503,840	2,634,106
Research and development	903,043	634,696	1,695,830	1,247,404
Waiver of common stock issuable	-	(1,542,000)	-	(1,542,000)
Total operating expenses	2,107,409	428,423	4,199,670	2,339,510

LOSS FROM OPERATIONS	(2,107,409)	(428,423)	(4,199,670)	(2,339.510)

OTHER (EXPENSE) INCOME	(395)	36,340	21,459	46,382

NET LOSS	$(2,107,804)	$(392,083)	$(4,178,211)	$(2,293,128)

Net loss per common share – basic and diluted	$(0.20)	$(0.04)	$(0.39)	$(0.23)

Weighted average common shares outstanding - basic and diluted	10,800,708	10,150,810	10,774,004	9,771,833

COMPREHENSIVE LOSS
Net loss	$(2,107,804)	$(392,083)	$(4,178,211)	$(2,293,128)
Other comprehensive gain (loss) – gain (loss) on foreign currency translation	39,378	(25,014)	18,641	(25,736)

Total comprehensive loss	$(2,068,426)	$(417,097)	$(4,159,570)	$(2,318,864)

INMUNE BIO, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,178,211)	$(2,293,128)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,363,410	1,949,395
Waiver of common stock issuable	-	(1,542,000)
Changes in operating assets and liabilities:
Research and development tax credit receivable	(476,704)	(251,472)
Other tax receivable	(77,775)	(67,315)
Joint development cost receivable	-	(31,340)
Prepaid expenses	(244,869)	(184,472)
Prepaid expenses – related party	26,266	(244,882)
Accounts payable and accrued liabilities	222,904	(115,004)
Accounts payable and accrued liabilities – related parties	149,221	(200,654)
Deferred liabilities	361,842	-
Operating lease liability – related party	822	(24,653)
Net cash used in operating activities	(2,853,094)	(3,005,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from sale of common stock	1,667,489	12,209,021
Purchase of common stock	(1,012,000)	-
Net cash provided by financing activities	655,489	12,209,021

Impact on cash from foreign currency translation	18,641	(25,736)

NET (DECREASE) INCREASE IN CASH	(2,178,964)	9,177,760

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	6,995,525	186,204

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,816,561	$9,363,964

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest expense	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Capital contribution	$215,761	$-
Issuance of warrants to placement agents	$-	$247,452
Issuance of common stock issuable	$-	$3,084,000

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